EXHIBIT 11.

Computation of per share earnings:

The following data show the amounts used in computing earnings per share and the effect on (loss) income and the weighted average number of shares of dilutive potential common stock.

                                                   1997                     1996                     1995
                                               ------------             ------------            ---------------
(Loss) income available to
 common stockholders used
 in basic EPS                                  $    (82,082)            $     15,911            $      (107,345)

Interest expense convertible
 note payable                                         5,000                       --                         --
                                               ------------             ------------            ---------------

(Loss) income available
 to common stockholders after
 assumed conversions of
 dilutive securities                           $    (77,082)            $     15,911            $      (107.345)
                                               ============             ============            ===============

Weighted average number of
 common shares used in
 primary EPS                                     12,265,383               10,185,000                 10,168,333

Effect of dilutive securities
  Stock options                                   5,830,711                       --                         --
  Stock warrants                                    391,074                       --                         --
  Convertible notes payable                         404,822                       --                         --
                                               ------------             ------------            ---------------

Weighted average number of
 common shares and dilutive
 potential common stock used
 in diluted EPS                                  18,891,990               10,185,000                 10,168,333
                                               ============             ============            ===============

Net (loss) income per common share:

  Primary                                      $       (.01)            $        .00            $          (.01)
                                               ============             ============            ===============

  Fully diluted                                $         --             $        .00            $          (.01)
                                               ============             ============            ===============

For 1997, the effect of dilutive securities were not included in computing EPS because their effects are anti-dilutive.